SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2002

Offshore Logistics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 0-5232

Delaware (State or other jurisdiction of incorporation or organization)	72-0679819 (IRS Employer Identification Number)
224 Rue de Jean P. O. Box 5C, Lafayette, Louisiana (Address of principal executive offices)	70505 (Zip Code)

Registrant's telephone number, including area code: (337) 233-1221

(Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On July 10, 2002, Offshore Logistics, Inc. (“the Company”) informed Arthur Andersen LLP (“Andersen”) that Andersen would no longer be engaged as the Company’s independent public accountants. The action was approved by the Company’s Board of Directors, which ratified the decision reached by its Audit Committee.

Andersen issued a report on the Company’s consolidated financial statements for the fiscal years ended March 31, 2002 and 2001. Neither of these reports contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s financial statements for such years.

The Company has provided Andersen with a copy of the preceding disclosures. Andersen has communicated to us that they have informed the Securities and Exchange Commission (SEC) that they are unable to provide letters that corroborate or invalidate the statements in this disclosure, as required by the SEC. As a result, no such letter is provided with this Form 8-K. In addition, Andersen has announced that it will cease to practice before the SEC effective August 31, 2002.

None of the reportable events described under Item 304 (a)(1)(v) of Regulation S-K occurred during the Company’s two most recent fiscal years and through the date of this report, July 12, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFSHORE LOGISTICS, INC.
BY: /s/ H. Eddy Dupuis H. Eddy Dupuis Vice President-- Chief Financial Officer
Date: July 12, 2002